AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

DYNAMIC ALTERNATIVES FUND

March 24, 2021, as amended effective May 27, 2021

(a Delaware Statutory Trust)

TABLE OF CONTENTS

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

DYNAMIC ALTERNATIVES FUND

AGREEMENT AND DECLARATION OF TRUST initially made as of 24th day of March, 2021, by the initial Trustee(s) hereunder, and amended and/or restated form time to time, most recently as of May 27, 2021.

W I T N E S S E T H:

WHEREAS this Fund has been formed to carry on the business of an investment company; and

WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. §3801, et seq.), as from time to time amended and including any successor statute of similar import (the “DSTA”), and the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Fund and any Series or class created hereunder as hereinafter set forth.

Article I
Name and Definitions.

Section 1.                         Name. The name of the Fund hereby created is “Dynamic Alternatives Fund” and the Trustees shall conduct the business of the Fund under that name, or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Fund, any Series or any class and adopt such other name as they deem proper. Any name change of the Fund shall become effective upon the filing of a certificate of amendment to the Certificate of Trust under the DSTA reflecting such change. Any such action shall have the status of an amendment to this Declaration of Trust. Any name change of any Series or any class shall become effective upon approval by the Trustees of such change or any document (including any registration statement) reflecting such change. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any registration statement.

Section 2.                         Registered Agent and Registered Office; Principal Place of Business.

(a)               Registered Agent and Registered Office. The name of the registered agent of the Fund and the address of the registered office of the Fund are as set forth on the Certificate of Trust.

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(b)               Principal Place of Business. The principal place of business of the Fund is 5025 Arlington Centre Boulevard, Columbus, Ohio 43220, or such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time.

Section 3.                         Definitions. In addition to the terms defined elsewhere herein, whenever used herein, unless otherwise required by the context or specifically provided:

(a)               “1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b)               “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(c)               “Affiliated Person” shall have the meaning given to it in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person;

(d)               “Assignment” shall have the meaning given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

(e)               “Board of Trustees” shall mean the governing body of the Fund, which is comprised of the Trustees of the Fund;

(f)                “By-Laws” shall mean the By-Laws of the Fund adopted by the Board of the Fund, as amended from time to time in accordance with Article 9 of the By-Laws, and incorporated herein by reference;

(g)               “Certificate of Trust” shall mean the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the DSTA to form the Fund;

(h)               “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

(i)                 “Commission” shall have the meaning given it in Section 2(a)(7) of the 1940 Act;

(j)                 “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(k)               “DSTA” shall have the meaning given it in the Recitals of this Declaration of Trust;

(l)                 “ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, all as adopted or amended from time to time;

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(m)             “Fund” shall refer to the Dynamic Alternatives Fund, the Delaware statutory trust established by this Declaration of Trust, as amended from time to time;

(n)               “Fund Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund or one or more of any Series or classes of Shares, including, without limitation, the rights referenced in Article IX, Section 2 hereof;

(o)               “General Liabilities” shall have the meaning given it in Article III, Section 7(b) of this Declaration of Trust;

(p)               “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(q)               “Investment Adviser” or “Adviser” shall mean a party furnishing services to the Fund pursuant to any contract described in Article IV, Section 11(a) hereof;

(r)                “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

(s)                “National Financial Emergency” shall mean the whole or any part of any period set forth in Section 22(e) of the 1940 Act. The Board of Trustees may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the NYSE shall have reopened or the period specified in Section 22(e) of the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive);

(t)                 “NYSE” shall mean the New York Stock Exchange;

(u)               “Person” shall include a natural person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity or as otherwise provided in Section 3801(h) of the DSTA;

(v)               “Principal Underwriter” shall have the meaning given to it in Section 2(a)(29) of the 1940 Act;

(w)             “Series” shall mean a series of Shares of the Fund established in accordance with the provisions of Article III, Section 7;

(x)               “Shares” shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Fund or any Series and/or class shall be divided from time to time and includes fractional shares and whole shares;

(y)               “Shareholder” shall mean a record owner of Shares; and

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(z)               “Trustee” or “Trustees” shall refer to each signatory to this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as Trustees hereunder.

Article II
Purpose of Fund.

The purpose of the Fund is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act investing primarily in securities and rights of a financial character and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things as fully and to the same extent as any private corporation organized for profit under the general corporate law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

(a)               To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Fund;

(b)               To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation,

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protection, improvement and enhancement in value of any of such securities and other instruments or property;

(c)               To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund or any Series or class, subject to any requirements of the 1940 Act;

(d)               To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e)               To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(f)                To hold any security or property in a form not indicating that it is Fund Property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

(g)               To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h)               To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i)                 To litigate, compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

(j)                 To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k)               To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

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(l)                 To purchase and pay for entirely out of Fund Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such Person against liability, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law.

(m)             To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund;

(n)               To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

(o)               To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

(p)               To borrow or raise moneys for any of the purposes of the Fund, and to mortgage or pledge the whole or any part of the property and franchises of the Fund, real, personal, and mixed, tangible or intangible, and wheresoever situated;

(q)               To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount;

(r)                To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other Fund Property, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, reacquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities; and

(s)                To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing

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incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The Fund shall not be limited to investing in obligations maturing before the possible dissolution of the Fund. The Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Fund nor the Trustees shall be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Fund, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Fund by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

Article III
Shares.

Section 1.                         Division of Beneficial Interest.

(a)               The beneficial interest in the Fund shall at all times be divided into an unlimited number of Shares, all without par value. The Board of Trustees may authorize the division of Shares into separate and distinct Series and/or classes, if and as permitted by the 1940 Act, rules or regulations promulgated by the Commission, or other interpretations by the Commission, without the vote of Shareholders pursuant to Section 3806(b) of the DSTA. If applicable, the different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series or classes shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 7 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Fund.

(b)               The Board of Trustees shall have the power to issue Shares of the Fund, or any Series or class, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees. All Shares when issued on the terms determined by the Trustees shall be fully paid and non-assessable.

(c)               The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Fund. Shares held in the treasury shall not, until reissued, confer any voting rights on the Trustees, nor shall such Shares be entitled to any

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dividends or other distributions declared with respect to the Shares. The Board of Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired into one or more Series or classes that may be established and designated from time to time.

(d)               Subject to the provisions of Section 7 of this Article III, each Share shall have voting rights as provided in Article V hereof, and the Shareholders shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article VII, Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series or same class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Fund, any Series or class made pursuant to Article IX, Section 3 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series or class from the Fund Property held with respect thereto according to the number of Shares of such Series or class held of record by such Shareholders on the record date for any dividend or distribution or on the date of dissolution, as the case may be. Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Fund. The Trustees may from time to time divide or combine the Shares of the Fund into a greater or lesser number of Shares. Such division or combination may not materially change the proportionate beneficial interests of the Shares in the Fund Property held with respect thereto or materially affect the rights of the Shares.

(e)               Any Trustee, officer or other agent of the Fund, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Fund to the same extent as if such Person were not a Trustee, officer or other agent of the Fund; and the Fund may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

(f)                All references to Shares in this Declaration of Trust shall be deemed to be Shares of the Fund and of any or all Series or classes, as the context may require. All provisions herein relating to the Fund shall apply equally to each Series and class of the Fund, if any, except as the context otherwise requires.

Section 2.                         Ownership of Shares. The ownership of Shares shall be recorded on the books of the Fund kept by the Fund or by a transfer or similar agent for the Fund, which books shall be maintained separately for the Shares of each Series or class that has been established and designated. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares each Series or class and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number and classification of Shares held from time to time by each such Shareholder. No Shareholder shall be entitled to receive payment of any distribution or to have notice given to such Shareholder of any meeting or other

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action until such Shareholder has given its address and such other information as shall be required by the Board of Trustees to the Fund or any transfer or similar agent of the Fund.

Section 3.                         Transfer of Shares. Except as otherwise provided by the Trustees and disclosed in the Fund’s registration statement, Shares shall be transferable on the books of the Fund only by the record holder thereof or by his or her duly authorized agent upon delivery to the Fund or the Fund’s transfer or similar agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Board of Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees, the transfer shall be recorded on the books of the Fund. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the Shareholder with respect to such Shares for all purposes hereunder and neither the Trustees nor the Fund, nor any transfer or similar agent or registrar or any officer, employee or agent of the Fund, shall be affected by any notice of a proposed transfer.

Section 4.                         Investments in the Trust. Investments may be accepted by the Fund from such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may, from time to time, authorize. Each investment shall be credited to the individual Shareholder’s account in the form of full and fractional Shares of the Fund, in such Series or class (if any) as the purchaser may select, at the net asset value per Share next determined after receipt of the investment; provided, however, that the Trustees may impose a sales charge or transaction fee upon investments in the Fund.

Section 5.                         Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust and under applicable law. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Fund shall not operate to dissolve the Fund or any Series or class of Shares, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund, any Series or class of Shares, or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Fund Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. As provided in the DSTA, Shareholders of the Fund shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporate law of the State of Delaware.

Section 6.                         Power of Board of Trustees to Change Provisions Relating to Shares.

(a)               Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the

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power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust; provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares already issued; provided, however, that in the event that the Board of Trustees determines that the Fund shall no longer be operated as an investment company in accordance with the provisions of the 1940 Act, the Board of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board of Trustees identifies as being required by the 1940 Act.

(b)               Subject to the foregoing paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (h) of Section 7 of this Article III.

(c)               The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Fund as may be permitted or required under the Code as presently in effect or as amended, without the vote of any Shareholder.

Section 7.                         Establishment and Designation of Series or Class. Unless a later time is specified by the Trustees, the establishment and designation of any Series or class of Shares shall be effective upon the adoption of a resolution by a majority of the then Board of Trustees which sets forth such establishment and designation and the preferences, powers, relative rights and privileges of such Series or class. Each such resolution shall be incorporated herein by reference upon adoption. Each Series and each class shall be separate and distinct from any other Series or class. Each Series and class shall maintain separate and distinct records on the books of the Fund, and the assets and liabilities belonging to any such Series or class shall be held and accounted for separately from the assets and liabilities of the Fund or any other Series or class. Shares of each Series or class established pursuant to this Section 7, unless otherwise provided in the resolution establishing such Series or class, shall have the following relative rights and preferences:

(a)               Assets Held with Respect to a Particular Series or Class. All consideration received by the Fund for the issue or sale of Shares of a particular Series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with such separate and distinct records with respect to that Series or class for all purposes (directly or indirectly, including through a nominee or otherwise), subject only to the rights of creditors with respect to that Series or class, and accounted for in such separate and distinct records separately from the other assets of the Fund. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale,

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exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series or class. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series or class (collectively, “General Assets”), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series or classes in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series or class shall be held with respect to that Series or class. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series and classes, if any, for all purposes.

(b)               Liabilities Held with Respect to a Particular Series or Class. The assets of the Fund held with respect to each Series or class shall be charged against the liabilities of the Fund held with respect to that Series or class and all expenses, costs, charges and reserves attributable to that Series or class, and any liabilities, expenses, costs, charges and reserves of the Fund which are not readily identifiable as being held with respect to any particular Series or class (collectively, “General Liabilities”) shall be allocated and charged by the Board of Trustees to and among any one or more of the Series or classes in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series or class are herein referred to as “liabilities held with respect to” that Series or class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series and classes, if any, for all purposes. All Persons who have extended credit which has been allocated to a particular Series or class, or who have a claim or contract that has been allocated to any particular Series or class, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series or class for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series or class, whether such Series or class is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series or class only, and not against the assets of any other Series or class or the Fund generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund generally or any other Series or class shall be enforceable against the assets held with respect to such Series or class. Should the Board of Trustees authorize the division of Shares into separate and distinct Series, if and as permitted by the 1940 Act, rules or regulations promulgated by the Commission, or other interpretations by the Commission, notice of this limitation on liabilities between and among the Series shall be set forth in the

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Certificate of Trust of the Fund (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among the Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Fund and each Series.

(c)               Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VII, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Fund or of any Series or class, nor any redemption or repurchase of, Shares of the Fund or of any Series or class shall be effected other than from the assets held with respect to the Fund, or such Series or class, as the case may be, nor, except as specifically provided in Section 8 of this Article III, shall any Shareholder of the Fund or of any particular Series or class otherwise have any right or claim against the assets held with respect to the Fund generally or with respect to any other Series or class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of the Fund or of such other Series or class. The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)               Voting. In the event the Fund’s Shares are not classified into separate Series or classes, all Shares entitled to vote on a matter shall vote on the matter together, as a group. If the Fund’s Shares are classified into separate Series or classes, the Shares entitled to vote on a matter shall vote on the matter separately by Series and, if applicable, by class, subject to: (1) where the 1940 Act requires all Shares of the Fund to be voted in the aggregate without differentiation between the separate Series or classes, then all of the Fund’s Shares shall vote in the aggregate; and (2) if any matter affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter. The Shareholder of record (as of the record date established pursuant to Section 5 of Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share.

(e)               Equality. All Shares of the Fund, or any Series or class, shall represent an equal proportionate undivided beneficial interest in the assets of the Fund, or such Series or class (subject to the liabilities held with respect to the Fund, or the particular Series or class, and such rights and preferences as may have been established and designated with respect to any Shares within such Series or class), and each Share of the Fund, or of any particular Series or class, shall be equal to each other Share of the Fund, or that Series or class (subject to the rights and preferences as may have been established and designated with respect to any Shares within such Series or class).

(f)                Fractional Shares. Any fractional Share of the Fund shall carry proportionately all the rights and obligations of a whole Share, including rights with respect to voting, receipt of dividends and distributions, redemption or repurchase, and dissolution.

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(g)               Exchange Privilege. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to exchange said Shares for Shares of one or more other Series or classes in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

(h)               Combination of Series or Class. The Board of Trustees shall have the authority, without the approval of the Shareholders of the Fund, any Series or class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or classes into assets and liabilities held with respect to a single Series or class and in connection therewith to cause the Shareholders of such Series or class to become shareholders of such single Series or class. The transactions contemplated by this Section 7(h) may be effected through share-for-share exchanges, transfers, or sales of assets, exchange offers or any other method approved by the Board of Trustees.

(i)                 Elimination of Series or Class. At any time that there are Shares outstanding of any particular Series or class previously established and designated, the Board of Trustees may, without the approval of the Shareholders of the Fund, any Series or class, dissolve, terminate and/or liquidate that Series or class.

(j)                 Division of Series or Class. The Trustees shall have the authority, without the approval of the Shareholders of any Series or class, unless otherwise required by applicable law, to divide the assets and liabilities held with respect to any Series or class into assets and liabilities held with respect to an additional one or more Series or classes and in connection therewith to cause some or all of the Shareholders of such Series or class to be admitted as Shareholders of such additional Series or classes.

(h)        Redemption and/or Repurchase Fees. The Trustees shall have the authority, without the approval of the Shareholders unless otherwise required by applicable law, to impose a redemption and/or repurchase fee upon a Shareholder’s redemption, or the Fund’s repurchase, of Shares of the Fund or of a particular Series or class within a specified timeframe following the initial purchase thereof; provided that if exemptive relief is required to be obtained from the Commission prior to implementing such fee, no such redemption and/or repurchase fee may be imposed unless and until the Fund has received such relief.

Section 8.                         Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Fund or out of the assets of the applicable Series or class (as the case may be) against all loss and expense arising from such claim or demand; provided, however, there shall be no liability or obligation of the Fund (or any particular Series or class) arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Shares.

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Article IV

The Board of Trustees.

Section 1.                         Number, Election and Tenure.

(a)               The number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The initial Trustee(s) shall be the person(s) whose name(s) appear on the signature page hereof.

(b)               Subject to Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority vote of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove any Trustee with or without cause. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in the number of Trustees; provided that such appointment shall become effective only when or after the expected vacancy occurs and upon such Trustee accepting his or her appointment in writing. The Shareholders may elect Trustees, including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Board of Trustees for that purpose.

(c)               Unless the Board of Trustees determines to implement a specific retirement policy, each Trustee shall serve during the continued lifetime of the Fund until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Board, the President or the Secretary of the Fund or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.

Section 2.                         Effect of Death, Resignation, Removal, etc. The death, resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to dissolve the Fund or any Series or class, or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in this Article IV, Section 1, the Trustee(s) then in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust. In the event of the death, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then Trustees, the Fund’s Investment Adviser(s) is (are) empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

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Section 3.                         Powers.

(a)               Subject to the provisions of this Declaration of Trust, the Board of Trustees shall manage the business of the Fund, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Fund. The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Fund. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the Fund Property and the business of the Fund to the same extent as if the Trustees were the sole owners of the Fund Property and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Fund.

(b)               Without limiting the foregoing, the Trustees may: (1) adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Fund; (2) fill vacancies in or remove from their number in accordance with this Declaration of Trust or the By-Laws, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (3) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determine; (4) employ one or more custodians of the Fund Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Fund Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent, administrative services agent, loan servicing agent, auditor, legal counsel, or all of them; (6) provide for the issuance and distribution of Shares by the Fund directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Adviser(s); (8) redeem, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, transfer, and otherwise deal in Shares pursuant to applicable law; (9) suspend or terminate the sale of Shares for any period of time; (10) establish terms and conditions, including any fees or expenses, regarding the issuance, sale, redemption, repurchase, retirement, cancellation, acquisition, holding, resale, reissuance, disposition of, exchange, transfer or dealing in Shares; (11) subject to the provisions set forth in Article III and Article VII, apply to any such redemption, repurchase, retirement, cancellation or acquisition of Shares any Fund Property with respect thereto; (12) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 5 of this Declaration of Trust; (13) declare and pay dividends and distributions to Shareholders from the Fund Property; (14) establish from time to time, in accordance with the provisions of Article III, Section 7 hereof, any Series or any class of Shares, each such Series (if any) to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; and (15) in general delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Board of Trustees and to any agent or employee of the Fund, including

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the Investment Adviser or Principal Underwriter. Any determination as to what is in the best interests of the Fund made by the Board of Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

(c)               The Trustees who are not interested persons of the Fund shall have the authority to hire employees and to retain advisers and experts necessary to carry out their duties.

(d)               The Trustees shall devote to the affairs of the Fund such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, shall be expected to devote their full time to the performance of such duties. The Trustees, or any officer, director, shareholder, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of any nature and description, independently or with or for the account of others.

Section 4.                         Meetings.

(a)               Meetings of the Board of Trustees shall be held from time to time upon the call of the Chairman of the Board of Trustees or by the President of the Fund. Regular meetings of the Board of Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Board of Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees not less than forty-eight (48) hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. At any meeting of the Board of Trustees, a majority of the Trustees then in office shall constitute a quorum for the transaction of business; provided that in no case where the number of Trustees is greater than two (2) may quorum be less than two (2) persons. Unless provided otherwise in this Declaration of Trust and except as required under the 1940 Act, any action of the Board of Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

(b)               Any committee of the Board of Trustees may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the then members thereof. Unless provided otherwise in this Declaration of Trust or the By-Laws, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

(c)               With respect to actions of the Board of Trustees and any committee of the Board of Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

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(d)               All or any one or more Trustees may participate in a meeting of the Board of Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 5.                         Trustee Action by Written Consent. Unless an in person meeting is required by the 1940 Act, any action which may be taken by the Board of Trustees, or a committee thereof, by vote may be taken without a meeting by written or electronic consent of a majority of the Trustees, or the members of the committee, as the case may be. The written or electronic consents must be filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees or applicable committee or committees thereof.

Section 6.                         Chairman of the Board of Trustees. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Fund, and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Fund.

Section 7.                         Payment of Expenses by the Fund. The Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Fund or any particular Series or class, or partly out of the principal and partly out of the income of the Fund or any particular Series or class, and to charge or allocate the same to, between or among such one or more of the Series or classes that may be established or designated pursuant to Article III, Section 7, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Fund or a particular Series or class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses, fees, charges, taxes and liabilities for the services of the Fund’s officers, employees, Investment Adviser, Principal Underwriter, auditors, legal counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur, subject, in all instances, to the rules and regulations of the 1940 Act.

Section 8.                         Payment of Expenses by Shareholders. The Fund’s custodian, transfer, dividend disbursing, shareholder servicing or similar agent impose fees directly on individual shareholders for certain services requested by the shareholder (“Service Charges”). The Board of Trustees shall have the power to assist the Fund’s custodian, transfer, dividend disbursing, shareholder servicing or similar agent in the collection of Service Charges by setting off such Service Charges due from a Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Service Charges due from such Shareholder.

Section 9.                         Small Accounts. The Board of Trustees or its authorized agents may establish, from time to time, one or more minimum investment amounts for Shareholder accounts,

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which may differ within and among any Series or class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Fund to convert any such Shares in such account to Shares of another Series or class, or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Board of Trustees or their authorized agents, in each case upon such terms as shall be established by the Board of Trustees or its authorized agents.

Section 10.            Ownership of Fund Property. Legal title to all the Fund Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Board of Trustees may determine; provided that the interest of the Fund therein is appropriately protected. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due appointment or election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 11.            Service Contracts.

(a)               Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Fund with any Person, including any Affiliate; and any such contract may contain such terms as the Board of Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Fund Property shall be held uninvested and to make changes in the Fund’s or a particular Series’ investments, or such other activities as may specifically be delegated to such party. The Board of Trustees may also authorize any Investment Adviser to delegate some or all of its duties to one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Board of Trustees.

(b)               The Board of Trustees may also, at any time and from time to time, contract with any Person, including any Affiliate, appointing it or them as the exclusive or nonexclusive Principal Underwriter for the Shares of the Fund, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Fund.

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(c)               The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Fund as the Board of Trustees determines to be in the best interests of the Fund.

(d)               The fact that any of the Shareholders, Trustees, employees or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, manager, agent or Affiliate of the Fund’s Adviser, Principal Underwriter or custodian, transfer agent, dividend disbursing agent, shareholder servicing agent or other service provider, shall not affect the validity of any contract with such Person, or disqualify any Shareholder, Trustee, employee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Shareholders; provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

(e)               Every contract referred to in this Section 11 shall comply with such requirements and restrictions as may be set forth in the By-Laws, the 1940 Act or resolution adopted by the Board of Trustees; and any such contract may contain such other terms as the Board of Trustees may determine.

Article V
Shareholders’ Voting Powers and Meetings.

Section 1.                         Voting Powers. Subject to the provisions of Article III, Section 7(d), the Shareholders shall have power to vote only (a) for the election of Trustees, including the filling of any vacancies in the Board of Trustees, as provided in Article IV, Section 1; (b) with respect to such additional matters relating to the Fund as may be required by this Declaration of Trust, the By-Laws or the 1940 Act; and (c) on such other matters as the Board of Trustees may consider necessary or desirable. The Shareholder of record (as of the record date established pursuant to Section 5 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shareholders may vote Shares in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 2.                         Meetings.

(a)               Meetings of the Shareholders may be held within or outside the State of Delaware at any place designated by the Board of Trustees. Meetings of the Shareholders may be called by the Chairman of the Board, the President of the Fund or a majority of the Board of the Trustees for any lawful purpose, including the purpose of electing Trustees as provided in Article IV, Section 1. Special meetings of the Shareholders shall be called by the Secretary upon the written request of Shareholders owning the requisite percentage amount of the outstanding Shares entitled to vote specified in the By-Laws.

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(b)               Shareholders shall be entitled to at least seven (7) but no more than ninety (90) days’ written notice of any meeting, stating the date, time and place of the meeting and the general nature of business to be transacted at such meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Fund and in the manner provided in the By-Laws. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written or electronic waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

Section 3.                         Quorum and Required Vote.

(a)               Except when a larger quorum is required by applicable law, the By-Laws or this Declaration of Trust, the holders of thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote on any matter properly brought before the meeting present in person or represented by proxy shall constitute a quorum at such meeting for the purpose of conducting business on all matters properly brought before the meeting.

(b)               Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning to a meeting at another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set forth for the original meeting without further notice.

(c)               Subject to the provisions of Article III, Section 7(d) and any other provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees and except as provided below with respect to voting by Series or class, the affirmative vote of the majority of votes cast at a Shareholders’ meeting at which a quorum is present shall be the act of the Shareholders with respect to any matter properly brought before the meeting; (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders’ meeting at which a quorum is present; and (3) where a separate vote of one or more Series or classes is required on any matter properly brought before a meeting of Shareholders, the affirmative vote of a majority of the votes by cast by such Series or class on such matter at a Shareholders’ meeting at which a quorum is present shall be the act of the Shareholders of such Series or class with respect to such matter.

Section 4.                         Shareholder Action by Written Consent without a Meeting.

(a)               Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if written or electronic consent setting forth the action so taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. All such consents shall be filed with the Secretary of the Fund and shall be maintained in the Fund’s records. Any Shareholder giving a written or electronic consent may revoke the

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consent by a writing received by the Secretary of the Fund before written or electronic consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

(b)               If the consents of all Shareholders entitled to vote have not been received, the Secretary shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

Section 5.                         Record Dates. For purposes of determining the Shareholders entitled to notice of any meeting, to vote or act at any meeting or any adjournment thereof or to give consent to action without a meeting, the Board of Trustees may fix in advance a date which shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, or to give consent without a meeting, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Fund after the record date. Nothing in this Section 5 shall be construed as precluding the Trustees from setting different record dates for different Series or classes of Shares. If the Board of Trustees does not so fix a record date:

(a)               The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders and any adjournment thereof, shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

(b)               The record date for determining Shareholders entitled to give consent to action in writing or electronically without a meeting, (1) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written or electronic consent is delivered to Shareholders, or (2) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

Section 6.                         Derivative Actions . In addition to the requirements set forth in Section 3816 of the DSTA, a Shareholder may bring derivative action on behalf of the Fund only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. As required by Section 3816 of the DSTA, each complaining Shareholder must have been a Shareholder at the time any such demand was made and any derivative complaint must set forth a detailed description of the action or failure to act complained of. Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, the Board of Trustees, or any committee established to consider the merits of such action, shall consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Fund, the merits of the claim and determine whether maintaining a suit would be in the best interest of the Fund. If, during this 90-day period, the Board of Trustees, or a committee thereof, cannot reasonably make a determination as to the maintenance of a suit, the Board of Trustees, or a committee thereof, may extend the 90-day period by a period of time not to exceed 60 calendar days from the end of

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the initial 90-day period. Notice of any such decision to extend the review period shall be sent to the complaining Shareholders, or the Shareholders’ counsel if represented by counsel, in writing within five business days of any decision to extend the period. A demand on the Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Fund or on the boards of one or more investment companies with the same Investment Adviser or Principal Underwriter as the Trust, or an Affiliate thereof. This Section 6 shall not apply to claims arising under federal securities laws.

Section 7.                         Additional Provisions. The By-Laws may include additional provisions for Shareholders’ votes, meetings and related matters.

Article VI
Custodian.

Section 1.                         Appointment and Duties. The Board of Trustees shall at all times employ a custodian, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the Fund Property. Any custodian shall have authority as agent of the Fund with respect to which it is acting as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Fund and the 1940 Act:

(a)               To hold the securities owned by the Fund and deliver the same upon written or oral order confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Fund and the custodian, if such procedures have been authorized in writing by the Trust;

(b)               To receive any receipt for any moneys due to the Fund and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(c)               To disburse such funds upon orders or vouchers;

and the Board of Trustees may also employ such custodian as its agent:

(d)               To keep the books and accounts of the Fund, and furnish clerical and accounting services; and

(e)               To compute the net asset value of the Fund, or any Series or class of Shares, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Board of Trustees and the custodian.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved

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by the Board of Trustees; provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

Section 2.                         Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Board of Trustees may direct the custodian to deposit all or any part of the securities owned by the Fund in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the 1934 Act or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities; provided that all such deposits shall be subject to withdrawal only upon the order of the Fund or its custodians, subcustodians or other agents.

Article VII
Net Asset Value, Distributions, Redemptions and Repurchases.

Section 1.                         Determination of Net Asset Value, Net Income and Distributions.

(a)               Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares which shall yield to the Fund not less than the net asset value thereof, and to determine from time to time thereafter the offering price which shall yield to the Fund not less than the net asset value thereof from sales of the Shares; provided, however, that no Shares shall be issued or sold for consideration which shall yield to the Fund less than the net asset value of the Shares next determined after the receipt of the order (or at such other times set by the Board of Trustees), except in the case of Shares issued in payment of a dividend properly declared and payable.

(b)               Subject to Article III, Section 7 hereof, the Board of Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted resolution of the Board of Trustees such bases and time for determining the net asset value of the Shares or net income attributable to the Shares, or the declaration and payment of dividends and distributions on the Shares, as they may deem necessary or desirable.

Section 2.                         Record Date for Dividends and Distributions. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Without fixing a record date, the Board of Trustees may for distribution purposes close the register or transfer books for all or for any part of the period between a record date and the payment of a dividend or distribution. Nothing in this Section 2 shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes. Upon repurchase or redemption of a Shareholder’s Shares, except the right of such Shareholder to receive payment for such Shares, the right of any Shareholder to receive dividends or other distributions on Shares, and all other rights of such Shareholder with respect to the Shares, shall cease.

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Section 3.                         Repurchases.

(a)               Repurchase Rights. Except as otherwise provided in this Declaration of Trust, no Shareholder shall have any right to require the Fund to repurchase any Shares. The Board of Trustees may, from time to time, offer to repurchase Shares in accordance with written tender offers to Shareholders (collectively referred to herein as “Repurchase Offers”) at those times, in those amounts and on such terms and conditions as the Board of Trustees may determine in its sole discretion, subject to any applicable provisions of the 1940 Act and the 1934 Act, the rules thereunder and any exemption therefrom or interpretation thereof (collectively, the “Relevant Laws”). The Fund has no obligation to repurchase Shares at any time. The Fund may charge a redemption or repurchase fee, payable to the Fund, in such amount as may be determined from time to time by the Board of Trustees. If and when the Board of Trustees determines to conduct a Repurchase Offer as described herein, any such Repurchase Offer may be suspended or postponed by the Board of Trustees in the event that the NYSE is closed, other than on weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the NYSE is restricted or during any National Financial Emergency which makes it impracticable for the Fund to dispose of investments or to determine fairly the value of the net assets held or during any other period permitted by order of the Commission for the protection of investors. The Board of Trustees may from time to time specify conditions, not inconsistent with the Relevant Laws, regarding the redemption or repurchase of Shares, which may include establishing a maximum amount of Shares that may be repurchased and prorating Shares tendered for repurchase if the Repurchase Offer is oversubscribed. The Board of Trustees may, in its sole discretion, cause the Fund to repurchase all of a Shareholder’s Shares, if the net asset value of the Shareholder’s Shares, as a result of repurchase requests by the Shareholder, is less than any minimum amount established by the Board of Trustees from time to time in its sole discretion. In the event that a Shareholder shall submit a request for the repurchase of a greater number of Shares than are allocated to such Shareholder, such request shall not be honored. The Board of Trustees may declare a suspension, postponement or termination of any Repurchase Offer or postpone the date of payment as permitted under the Relevant Laws. Such suspension, postponement or termination shall take effect at such time as the Board of Trustees shall specify and thereafter there shall be no right of repurchase or payment until the Board of Trustees shall declare the suspension, postponement or termination at an end.

(b)               Repurchase Price. Subject to Article VII, Section 3(a) hereof, the Fund may redeem or repurchase Shares at their net asset value or at such other price as is not inconsistent with the Relevant Laws, which may be reduced by any sales charge, withdrawal charge, redemption or repurchase fee, or any other form of charge authorized by the Board of Trustees. Net asset value shall be determined as set forth in Article VII, Section 1 as of the Valuation Date (defined below).

(c)               Repurchase Procedures. Unless otherwise determined by the Board of Trustees from time to time, including as a result of changes in Relevant Laws, Shareholders shall be subject to the following repurchase procedures with regard to any Repurchase Offers approved by the Board of Trustees:

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(i)                 Shareholders choosing to tender Shares for repurchase must do so by the date specified in the notice describing the terms of the Repurchase Offer (the “Expiration Date”);

(ii)              Shares (tendered and accepted) will be valued as of the date on which Shares are to be repurchased (the “Valuation Date”);

(iii)            Promptly after the Expiration Date, each Shareholder whose Shares have been accepted for repurchase by the Fund will receive a repurchase instrument from the Fund (the “Repurchase Instrument”), which will be held by the Administrator or another agent of the Fund on behalf of the Shareholder, entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares;

(iv)             The Repurchase Instrument, which will be non-interest bearing and non-transferable, may contain terms providing for payment of the shares so repurchased at two separate times, with the first payment representing a portion of the estimated value of the repurchased Shares, determined as of the Valuation Date, and the second and final payment representing an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Shares, determined as of the Valuation Date based upon the results of the annual audit of the Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, over (ii) the initial payment;

(v)               Except as otherwise provided in the Repurchase Instrument, the holder of a Repurchase Instrument shall not be a Shareholder of the Fund and shall have no other rights (including, without limitation, any voting rights) under this Declaration of Trust; and

(vi)             If the Fund (or, as applicable, a Series or class) is liquidated or dissolved prior to the original Valuation Date, the Valuation Date shall become the date on which the Fund (or Series or class) is liquidated or dissolved.

The Board of Trustees may, from time to time, amend the foregoing policies and procedures and establish such other polices and procedures in connection with the repurchase of Shares as it deems to be necessary or desirable and in the interests of the Fund and Shareholders, including with limitation the imposition of fees for the repurchase of all or some Shares through Repurchase Offers.

(d)               Determination of Repurchase Offer by Board of Trustees. In determining whether to repurchase Shares from Shareholders, the Board of Trustees may consider the follow factors in addition to the recommendation of the Investment Adviser, among others:

(i)	whether any Shareholders have requested to tender Shares of the Fund;

(ii)              the liquidity of the Fund’s assets;

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(iii)	the investment plans and working capital and reserve requirements of the Fund;

(iv)             the relative economies of scale with respect to the size of the Fund;

(v)               the availability of information as to the value of the Fund’s assets;

(vi)             the history of the Fund in repurchasing Shares; and

(vii)	the conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs.

(e)               Payments in Cash and In Kind. Payments for Shares repurchased by the Fund pursuant to a Repurchase Offer shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Fund shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the net asset value of the Shares as of the Valuation Date; provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of ERISA shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities. If payment for Shares repurchased by the Fund shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made. In no case shall the Fund be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(f)                Series and Classes of Shares. In the event that the Fund is divided into Series or classes of Shares, the provisions of this Article VII, Section 3, to the extent applicable as determined in the discretion of the Board of Trustees and consistent with the Relevant Laws, may be equally applied to each such Series or class.

Section 4.                         Forced Redemptions . The Fund shall have the right at its option and at any time, without the vote or consent of Shareholders, and subject to the 1940 Act (in particular Rule 23c-2 thereunder), to redeem Shares of any Shareholder at the net asset value (with or without the imposition of a redemption fee) for any reason under the terms established by the Board of Trustees from time to time, including but not limited to: (a) if at such time such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (b) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the outstanding Shares determined from time to time by the Trustees, including circumstances under which such concentrated ownership may disqualify the Fund as a regulated investment company under the Code; (c) the failure of a Shareholder to supply a tax identification

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number or other identification or if the Fund is unable to verify a Shareholder’s identity; (d) the failure of a Shareholder to pay when due the purchase price of Shares; (e) when the Fund is requested or compelled to do so by governmental authority; or (f) the determination by the Board of Trustees or pursuant to policies and procedures adopted by the Board of Trustees that ownership of Shares is not in the best interest of the remaining Shareholders of the Fund or applicable Series or class. Payment for Shares subject to a forced redemption as provided in this Section 4 may be made in cash, in kind or some combination thereof, pursuant to the procedures specified in Section 3(f), above.

Article VIII
Compensation and Limitation of Liability of Trustees and Officers.

Section 1.                         Compensation. Except as set forth in the last sentence of this Section 1, the Board of Trustees may, from time to time, fix a reasonable amount of compensation to be paid by the Fund to the Trustees, officers and employees of the Fund and in addition may reimburse Trustees for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Fund.

Section 2.                         Limitation of Liability; Standard of Care.

(a)               No Trustee, officer or employee of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, except for liability to the Fund or its Shareholders arising from his or her own (1) willful misfeasance, (2) bad faith, (3) gross negligence, or (4) reckless disregard of the duties involved in the conduct of his or her office (the conduct referred to in clauses (1) through (4) being referred to herein as “Disabling Conduct”); and, subject to the foregoing exception, all such Persons shall look solely to the Fund Property of the Fund or the applicable Series or class for satisfaction of claims of any nature arising in connection with the affairs of the Fund. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, Investment Adviser, sub-adviser or Principal Underwriter of the Fund. If any Trustee, office or employee, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he or she shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 2 shall not adversely affect any right or protection of a Trustee, officer or employee of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(b)               The standard of care of Trustees to the Fund and its Shareholders is the same as that of the directors of a Delaware corporation to the corporation and its shareholders.

Section 3.                         Mandatory Indemnification.

(a)               To the fullest extent permitted by applicable law, every person who is, or has been, a Trustee or officer of the Fund or is or was serving at the request of the Fund as

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a trustee, director, officer, employee or agent of another organization in which the Fund has any interest as a shareholder, creditor or otherwise (each, a “Covered Person”) shall be indemnified by the Fund or the appropriate Series or class against all liability and expenses reasonably incurred or paid by him or her in connection with any claim in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof, except with respect to any matter as to which he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which he or she shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Covered Person shall be indemnified hereunder against any liability to any Person or any expense of such Covered Person arising by reason of such Covered Person’s Disabling Conduct. As used in this Section 3, the word “claim” shall refer to all claims, actions, suits or proceedings (civil, criminal, regulatory, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, reasonable attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever. Notwithstanding the foregoing, with respect to any claim voluntarily prosecuted by any Covered Person as plaintiff, indemnification shall be mandatory only if the prosecution of such claim by such Covered Person (1) was authorized by a majority of the Board of Trustees, or (2) was instituted by the Covered Person to enforce his or her rights to indemnification hereunder in a case in which the Covered Person is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration of Fund shall continue as to a Covered Person who has ceased to be a Covered Person and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any Covered Person who at any time is or was a Trustee or officer of the Fund or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)               Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such Covered Person is entitled to indemnification hereunder; or (2) in the absence of such a decision, by (i) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the Covered Person is entitled to indemnification hereunder, or (ii) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the Covered Person should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)               To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim of the character described in subsection (a) of this Section 3 shall be paid by the Fund and each appropriate Series or

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class from time to time prior to final disposition thereof upon receipt of (1) a written affirmation by the Covered Person of his or her good faith belief that the standards of conduct necessary for indemnification have been met, and (2) a written undertaking to reimburse the Fund if it is subsequently determined that the Covered Person is not entitled to such indemnification; and provided that a majority of the Disinterested Non-Party Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. The advancement of any expenses pursuant to this Section 3(c) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(d)               Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 3 and any advancement of expenses that any Covered Person is entitled to be paid under Section 3(c) shall be deemed to be joint and several obligations of the Fund and each appropriate Series and class, and the assets of the Fund and each appropriate Series and class shall be subject to the claims of any Covered Person therefor under this Article VIII; provided that any such liability, expense or obligation may be allocated and charged by the Board of Trustees between or among the Fund and/or any one or more of the appropriate Series (and classes) in such manner as the Trustees in their sole discretion deem fair and equitable.

(e)               The rights of indemnification herein provided may be insured against by policies maintained by the Fund, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(f)                Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Fund from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Fund may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Article IV, Section 4, hereof, assume the obligation to indemnify any Person, including a Covered Person, or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VIII.

(g)               Subject to any limitations provided by the 1940 Act and this Declaration of Trust, the Fund shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund to the full extent for profit corporations organized under the general corporate law of the State of Delaware may indemnify or provide for the advance payment of expenses for such Persons; provided that such indemnification has been approved by a majority of the Board of Trustees.

Section 4.                         Expert Advice; No Bond or Surety. Each Trustee and officer shall, in the performance of his or her duties, powers and discretions hereunder, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good

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faith upon the books of account or other records of the Fund, upon the advice of counsel, or upon reports made to the Fund thereof by any of its officers or employees or by the Investment Adviser, Principal Underwriter, administrator, transfer agent, custodian, selected dealers, accountants, appraisers, loan servicing agents or other experts or consultants selected with reasonable care by the Board of Trustees, officers or employees of the Fund, regardless of whether such counsel or expert may also be a Trustee. The Trustees and officers of the Fund may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees or officers. No such Trustee or officer shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required.

Section 5.                         Insurance. To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Fund Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Covered Person in connection with any claim in which such Covered Person becomes involved by virtue of such Person’s capacity or former capacity with the Fund, whether or not the Fund would have the power to indemnify such Person against such liability under the provisions of this Article.

Section 6.                         Trustee Qualifications and Experience. The appointment, designation (including in any proxy or registration statement or other document) of a Trustee as an expert on any topic or in any area, or as having experience, attributes or skills in any area, or any other appointment, designation or identification, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

Article IX
Miscellaneous.

Section 1.                         Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.

Section 2.                         Duration. Unless dissolved as provided herein, the Fund shall have perpetual existence.

Section 3.                         Dissolution of Fund or Series; Termination of Class.

(a)               The Fund or any Series may be dissolved, after a majority of the Board of Trustees has approved a resolution therefor, at any time by written notice to the Shareholders of the Fund or the affected Series, as the case may be. In addition, any class may be terminated, after a majority of the Board of Trustees has approved a resolution therefor, at any time by written notice to the Shareholders of the affected class. Any action

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to dissolve the Fund shall be deemed to also be an action to dissolve and/or liquidate each Series and to terminate and/or liquidate each class of the Fund or any Series, and any action to dissolve a particular Series shall be deemed to also be an action to terminate and/or liquidate each class thereof. In connection with the dissolution and liquidation of the Fund or any Series and in connection with the termination of any class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(b)               Upon dissolution of the Fund or a particular Series, or the termination of a class, as the case may be, the Board of Trustees shall (in accordance with §3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations of the Fund or the particular Series or class, including all contingent, conditional or unmatured claims and obligations known to the Fund, and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown. If there is sufficient Fund Property held with respect to the Fund or the particular Series or class, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there is insufficient Fund Property held with respect to the Fund or the particular Series or class, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining Fund Property held with respect to the Fund or the particular Series or class shall be distributed to the Shareholders of the Fund or the particular Series or class, ratably according to the number of Shares of the Fund or the particular Series or class held by such Shareholders on the record date for such dissolution or termination distribution. Thereupon, the Fund or the affected Series shall dissolve, or the affected class shall terminate, and the Board of Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all Persons with respect to the Fund or the affected Series or class shall be canceled and discharged.

(c)               Following completion of winding up of the Fund’s business, the Board of Trustees shall cause a certificate of cancellation of the Fund’s Certificate of Trust to be filed in accordance with the DSTA, which certificate of cancellation may be signed by any one Trustee.

Section 4.                         Merger and Consolidation; Conversion.

(a)               Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Fund, or any one or more Series, may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust, which would otherwise require the approval of such Shareholders. In accordance with §3815(f) of the DSTA, an agreement of merger or consolidation may affect any amendment to this Declaration of Trust or the By-Laws or affect the adoption of a new declaration of trust or by-laws of the Fund if the Fund is the surviving or resulting business trust. Upon

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completion of the merger or consolidation, the Board of Trustees shall file, or cause to be filed, a certificate of merger or consolidation in accordance with §3810 of the DSTA.

(b)               Conversion. A majority of the Board of Trustees may, without the vote or consent of the Shareholders, cause (1) the Fund to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to §3821 of the DSTA; (2) the Shares of the Fund or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 4 of this Article VIII; or (3) the Shares of the Fund or any Series to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by Majority Shareholder Vote of the Fund or Series, as applicable.

(c)               Procedure. In all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a merger, consolidation or conversion, including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Fund or any Series may be transferred and to provide for the conversion of Shares of the Fund or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

Section 5.                         Reorganization. A majority of the Board of Trustees may cause the Fund to sell, convey and transfer all or substantially all of the assets of the Fund, or all or substantially all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Fund to be held as assets associated with one or more other Series, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities of the Fund or each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no such assets shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by Majority Shareholder Vote of the Fund (if all or substantially all of the assets of the Fund are proposed to be sold) or of the affected Series (if all or substantially all of the assets of a particular Series are proposed to be sold). Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of the Fund or affected Series, as applicable (giving due effect to the assets and liabilities associated with and any other differences among the various Series and the differences among the various classes within each such Series, as applicable); and if all of the assets of the Fund have been so sold, conveyed and transferred, the Fund shall be dissolved.

Section 6.                         Amendments.

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(a)               Subject to the provisions of paragraph (b), below, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Board of Trustees and, if required as specified below, by approval of such amendment by Shareholders in accordance with Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (1) as determined by the Board of Trustees in its sole discretion, or (ii) as required by this Declaration of Trust or federal law, including the 1940 Act, but only to the extent so required. The Certificate of Trust of the Fund may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

(b)               Notwithstanding the foregoing, the Board of Trustees expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Section 6 of Article III hereof, and all rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation. The Board of Trustees further expressly reserves the right to amend or repeal any provision of the By-Laws as specified therein.

Section 7.                         Filing of Copies, References and Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Fund where any Shareholder may inspect it. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 8.                         Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Fund and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the DSTA and the laws of said State; provided, however, that there shall not be applicable to the Fund, the Trustees or this Declaration of Trust (a) the provisions of §§3540 and 3561 of Title 12 of the DSTA, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which relate to or regulate: (1) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (2) affirmative requirements to post bonds for trustees, officers, agents or employees of a

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trust; (3) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (4) fees or other sums payable to trustees, officers, agents or employees of a trust; (5) the allocation of receipts and expenditures to income or principal; (6) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (7) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Fund shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Fund may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Fund specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the DSTA, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Fund may not exercise such power or privilege or take such actions.

Section 9.                         Provisions in Conflict with Law or Regulations. The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the 1934 Act, the Code, the DSTA or any other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 10.                     Statutory Trust Only; Trust Not a Partnership. It is the intention of the Trustees to create a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a business trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 11.                     Inspection of Records and Reports. Every Trustee shall have the right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Fund. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Fund that is not publicly available, except as conferred by this Declaration of Trust, the By-Laws or the Trustees. The books and records of the Fund may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 12.

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Jurisdiction and Waiver of Jury Trial . In accordance with §3804(e) of the DSTA, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Declaration of Trust or the Fund, any Series or class, including any claim of any nature against the Fund, any Series or class, the Trustees or officers of the Fund, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts, therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Fund for such Person or at the address of the Person shown on the books and records of the Fund with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Fund or any Trustee or officer of the Fund may be made at the address of the Fund’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware. This Section 12 shall not apply to claims arising under federal securities laws.

Section 13.                     Fiscal Year. The fiscal year of the Fund shall be set as specified in the By-Laws; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Fund at any time.

Section 14.                     Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration of Trust to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration of Trust or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the DSTA), including via the Internet, or in any other manner permitted by applicable law.

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IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Declaration of Trust as of the date first above written.

By: /s/ Jeffrey G. Wilkinsz,

Jeffrey G. Wilkins, Initial Trustee

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